Exhibit 4.1

COMMON SHARES

NO PAR VALUE

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE TRANSFERABLE IN

CRANFORD, NJ OR NEW YORK, NY

COMMON SHARES

NO PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

LEGENDS ON REVERSE

CUSIP 62624B 10 1

Municipal Mortgage and Equity, L.L.C

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF

SHARES CERTIFICATE

Municipal Mortgage and Equity, L.L.C. transferable only on the books of the Limited Liability

TO

Company by the holder hereof in person or by Attorney NAME CHANGED upon surrender of this Certificate LLC properly endorsed.

& EQUITY,

This Certificate is not valid until countersigned MORTGAGE and registered by the Transfer Agent and Registrar.

In Witness Whereof, the MUNICIPAL said Limited Liability Company has caused this Certificate to be signed by its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

REGISTRAR AND TRANSFER COMPANY

(CRANFORD, NJ) TRANSFER AGENT

AND REGISTRAR BY

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT

THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF FORMATION AND OPERATING AGREEMENT, AS AMENDED (THE “AGREEMENT”), WHICH GOVERNS THE RESPECTIVE RIGHTS OF DIFFERENT CATEGORIES OF COMPANY SHAREHOLDERS (INCLUDING THE RIGHTS RELATING TO THE SHARES REPRESENTED HEREBY). A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated

In presence of

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF NOTICE: THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.